Exhibit 23(p)(2)


                         VOYAGEUR ASSET MANAGEMENT INC.

                                 CODE OF ETHICS
                                       AND
                         POLICY AND PROCEDURES REGARDING
                                PERSONAL TRADING


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THIS CODE OF ETHICS (THE "CODE") AND POLICY AND PROCEDURES REGARDING PERSONAL
TRADING (THE "PERSONAL TRADING POLICY") HAVE BEEN APPROVED BY THE BOARD OF DIRECTORS OF VOYAGEUR ASSET MANAGEMENT INC. ("VOYAGEUR").

ADHERENCE TO THE CODE AND THE PERSONAL TRADING POLICY IS A CONDITION OF YOUR EMPLOYMENT WITH VOYAGEUR. IN OTHER WORDS, VIOLATIONS OF THE CODE OR THE PERSONAL TRADING POLICY MAY RESULT IN WRITTEN WARNINGS, WRITTEN REPRIMANDS, FINES, THE CANCELLATION OF TRANSACTIONS, DISGORGEMENT OF PROFITS, THE SUSPENSION OR CANCELLATION OF PERSONAL TRADING PRIVILEGES AND THE SUSPENSION OR TERMINATION OF EMPLOYMENT.

IF YOU ARE UNCERTAIN ABOUT HOW ANY PROVISION OF THE CODE OR THE PERSONAL TRADING POLICY APPLIES TO YOU, YOU SHOULD CONTACT YOUR MANAGER OR THE CHIEF COMPLIANCE OFFICER.






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                             PART I - CODE OF ETHICS

















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A.       GENERAL

         1.   STANDARD OF BUSINESS CONDUCT

Voyageur is a commercial enterprise which is expected by its parent company, Royal Bank of Canada, to be financially successful.

However, because of the very high degree of trust and reliance that clients place in the investment advice and management Voyageur provides, it is considered to be a "fiduciary". This means that Voyageur has a legal duty to act in its clients' best interests at all times and that its conduct in its relationships with clients will be measured against a much higher legal standard than is used for normal business relationships. This is especially true where there is a conflict between what would be in Voyageur's best interest and what would be in a client's best interest.

This Code, the Personal Trading Policy and Voyageur's other policies and procedures address certain specific elements of Voyageur's fiduciary obligations. However, they cannot and are not intended to address all of the circumstances in which a consideration of Voyageur's fiduciary obligations will arise.

ACCORDINGLY, THE BOARD OF DIRECTORS AND SENIOR MANAGEMENT OF VOYAGEUR EXPECT ALL EMPLOYEES TO ADHERE STRICTLY TO THE SPECIFIC REQUIREMENTS OF THIS CODE, THE PERSONAL TRADING POLICY AND ANY OTHER VOYAGEUR POLICIES AND PROCEDURES, BUT TO ALSO THINK BEYOND THEM AND TO CONDUCT THEMSELVES WITH HONESTY AND INTEGRITY IN ACCORDANCE WITH VOYAGEUR'S FIDUCIARY OBLIGATIONS.

         2.   COMPLIANCE WITH U.S. FEDERAL SECURITIES LAWS

As a participant in the securities industry, Voyageur's activities are governed by the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Sarbanes-Oxley Act of 2002, the Gramm-Leach-Bliley Act, the Bank Secrecy Act and rule adopted under these acts by certain U.S. federal agencies, including the Securities and Exchange Commission (the "Federal Securities Laws").

IN ADDITION TO ADHERING STRICTLY TO THE SPECIFIC REQUIREMENTS OF THIS CODE, THE PERSONAL TRADING POLICY AND ANY OTHER VOYAGEUR POLICIES AND PROCEDURES, THE BOARD OF DIRECTORS AND SENIOR MANAGEMENT OF VOYAGEUR EXPECT ALL EMPLOYEES TO BE GENERALLY AWARE OF HOW THE FEDERAL SECURITIES LAWS APPLY TO OUR BUSINESS ACTIVITIES AND TO COMPLY WITH THEM AT ALL TIMES. THIS CODE, THE PERSONAL TRADING POLICY AND OTHER VOYAGEUR POLICIES AND PROCEDURES ARE DESIGNED TO PREVENT VOYAGEUR AND ITS EMPLOYEES FROM VIOLATING THE FEDERAL SECURITIES LAWS, AND TO DETECT AND CORRECT ANY VIOLATIONS WHICH DO OCCUR. HOWEVER, THEY DO NOT AND ARE NOT INTENDED TO ADDRESS EVERY ELEMENT OF THE FEDERAL SECURITIES LAWS. ACCORDINGLY, THE COMPLIANCE DEPARTMENT WILL, FROM TIME TO TIME AS NECESSARY, ISSUE NOTICES OR HOLD MEETINGS TO MAKE VOYAGEUR EMPLOYEES AWARE OF IMPORTANT ASPECTS OF OR CHANGES TO THE FEDERAL SECURITIES LAWS.

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         3.   VIOLATIONS OF THIS CODE, THE PERSONAL TRADING POLICY, OTHER
              VOYAGEUR POLICIES AND PROCEDURES AND THE FEDERAL SECURITIES LAWS

Ensuring that Voyageur conducts its business in accordance with its fiduciary obligations to clients and in compliance with the Federal Securities Laws is a responsibility that is shared by all Voyageur employees.

ANY EMPLOYEE WHO BELIEVES THAT THERE HAS BEEN A VIOLATION OF THE CODE, THE PERSONAL TRADING POLICY, ANY OTHER VOYAGEUR POLICY OR PROCEDURES, OR AN ASPECT OF THE FEDERAL SECURITIES LAWS NOT ADDRESSED IN ONE OF THESE VOYAGEUR DOCUMENTS, MUST REPORT THE VIOLATION PROMPTLY TO THE CHIEF COMPLIANCE OFFICER.

Voyageur is very concerned about creating an atmosphere that encourages the "good faith" reporting of suspected violations. Accordingly, the Chief Compliance Officer will take great care to protect the identity of employees who report suspected violations. In order to do so, employees should feel free to ask the Chief Compliance Officer to meet outside of the Voyageur offices or to discuss a suspected violation from a home telephone, outside of regular business hours. In order to ensure that we are able to gather the most accurate information possible when investigating a suspected violation and in an attempt to prevent malicious reports which are not in "good faith", anonymous reports are not encouraged.

WHILE ALL REPORTS WILL BE TREATED ON A CONFIDENTIAL BASIS INITIALLY, THERE WILL, OF COURSE, BE A POINT AT WHICH A SUSPECTED VIOLATOR WILL BECOME AWARE OF ANY RESULTING INVESTIGATION. ANY FORM OF RETALIATION AGAINST AN EMPLOYEE WHO HAS REPORTED OR WHO MAY HAVE REPORTED A VIOLATION OR SUSPECTED VIOLATION IN "GOOD FAITH" WILL, ITSELF, BE CONSIDERED A VIOLATION OF THIS CODE.

         4.   ACKNOWLEDGMENT OF RECEIPT AND AMENDMENTS

Attached as Appendix "A" is a copy of the written acknowledgment (the "Acknowledgment") that you were asked to sign when this Code and the Personal Trading Policy were provided to you. A signed copy of the Acknowledgment will be kept in your file.

You will be provided with written copies of any amendments to this Code and the Personal Trading Policy and will be asked to sign acknowledgments of receipt which will also be kept in your file.

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B.       CONFLICTS OF INTEREST

THE FOLLOWING SECTIONS OF THE CODE OF ETHICS ARE DESIGNED TO ADDRESS COMMON CONFLICTS OF INTEREST THAT VOYAGEUR EMPLOYEES MAY ENCOUNTER. IT IS NOT INTENDED TO BE EXHAUSTIVE. IF YOU ARE CONCERNED THAT A SITUATION YOU ENCOUNTER OR AN ACTIVITY THAT YOU ARE INVOLVED IN MAY PRESENT A CONFLICT BETWEEN YOUR PERSONAL INTERESTS AND A CLIENT'S INTERESTS OR BETWEEN VOYAGEUR'S BUSINESS INTERESTS AND A CLIENT'S INTERESTS, CONTACT YOUR MANAGER OR THE CHIEF COMPLIANCE OFFICER FOR GUIDANCE.

         1.   GIFT AND GRATUITIES

No Voyageur officer, director or employee may give gifts or gratuities in any form in excess of $100 per year to any person without the written approval of the Compliance Department.

Furthermore, no Voyageur officer, director or employee may accept, directly or indirectly, any gifts, gratuities, or favors in excess of $100 per year from any person. Likewise, no Voyageur officer, director or employee covered by this policy shall directly or indirectly accept in any one year gifts, gratuities, or favors in excess of $100 per individual per year from any one having a direct or indirect business or professional relationship with any Voyageur client or affiliated entities.

In addition, gifts or gratuities of ANY AMOUNT to any fiduciary of an existing or prospective ERISA account, or any associated person thereof, should be pre-approved by the Compliance Department.

The dollar limits stated above are based upon regulatory requirements that may be applicable to VAM employees or people they deal with.

Moreover, please be aware that many of the people Voyageur and its representatives interact with may also be subject to regulatory restrictions on receiving gifts or may have to comply with disclosure requirements regarding such gifts. Accordingly, it would be advisable to inquire into any applicable restrictions or disclosure requirements pertaining to such individuals prior to giving any gifts or gratuities.


         2.   GIFTS TO GOVERNMENT OFFICIALS

The improper influencing of government officials through gifts, gratuities, excessive entertainment or other means is prohibited. Certain states require that gifts and/or gratuities beyond a particular dollar threshold to one or more public employees be reported to the State Ethics Commission or similar agency.

ALL VOYAGEUR OFFICERS, DIRECTORS AND EMPLOYEES MUST REPORT ALL GIFTS TO PUBLIC EMPLOYEES TO THE COMPLIANCE DEPARTMENT FOR APPROPRIATE RECORD KEEPING AND STATE FILING PURPOSES.

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         3.   POLITICAL AND CHARITABLE CONTRIBUTIONS

Voyageur realizes that, as active members of the community and involved citizens, its employees often participate in political and charitable activities that may include contributions and donations to political candidates or charitable organizations.

However, employees should bear in mind that Voyageur is primarily an institutional investment adviser, many of whose clients or prospective clients are or have close relationships with political parties, government agencies and charitable or educational foundations. Voyageur wishes to avoid any situation that raises a conflict of interest or creates an appearance of impropriety in the context of Voyageur's business relationships. Employees should be aware of and abide by the limitations that federal and state laws place on contributions to political campaigns. Employees should also be aware that contributions to certain private foundations may prohibit Voyageur from entering into a business relationship with that entity.

ACCORDINGLY, EMPLOYEES MUST NOT MAKE POLITICAL OR CHARITABLE CONTRIBUTIONS IF THE SOLICITATION OR REQUEST FOR SUCH CONTRIBUTIONS IMPLIES THAT CONTINUED OR FUTURE BUSINESS WITH VOYAGEUR DEPENDS ON MAKING SUCH CONTRIBUTIONS. SIMILARLY, NO CONTRIBUTIONS SHOULD BE MADE THAT CREATE THE APPEARANCE THAT VOYAGEUR STANDS TO BENEFIT IN ITS BUSINESS RELATIONS BECAUSE OF AN EMPLOYEE'S CONTRIBUTIONS. IF YOU ARE CONCERNED ABOUT ANY CONTRIBUTION YOU ARE CONSIDERING MAKING, CONTACT YOUR MANAGER OR THE CHIEF COMPLIANCE OFFICER FOR GUIDANCE.


         4.   OUTSIDE ACTIVITIES AND EXTERNAL DIRECTORSHIPS

Voyageur employees are subject to the RBC-wide policy on Conflicts of Interest, Outside Activities & External Directorships.

Generally, employees must notify Voyageur of all employment activities that would involve a significant time commitment or that could cause the employee or Voyageur to be in a conflict of interest. These activities include, but are not limited to, employment as an officer of public corporation or a large private corporation, holding elected political office or a political appointment. In certain circumstances, these activities may also require approval.

Any employee who wishes to serve as a director (or similar position) with a public corporation or a large private corporation or a not-for-profit enterprise must obtain approval.

Employees who wish to engage in an outside activity or directorship should contact the Compliance Department for further information or consult the full RBC policy through RBCNet (accessed through InfoNet) at http://www.rbc1.royalbank.com/rls/english/foliosenglish/e000-folio-comp3.asp





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           PART II - POLICY AND PROCEDURES REGARDING PERSONAL TRADING













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         1.   PERSONAL TRADING POLICY

This Personal Trading Policy is designed to prevent, detect and correct personal securities trading activities that violate the Federal Securities Laws and fiduciary obligations that Voyageur and its employees owe to clients.

Although all registered investment advisers are required to implement policies and procedures regarding personal trading activities of at least some of their employees, each investment adviser has a slightly different set of purposes for doing so.

Voyageur has determined that, based on the nature of its business and the way it is organized within the RBC Financial Group, this Personal Trading Policy serves a Primary Purpose and a Secondary Purpose.

     PRIMARY PURPOSE - IMPROPER USE OF INFORMATION REGARDING CLIENT TRADING

THE PRIMARY PURPOSE OF THIS PERSONAL TRADING POLICY IS TO PREVENT VOYAGEUR EMPLOYEES FROM USING CLIENT TRADING INFORMATION FOR THEIR OWN BENEFIT AND TO DETECT AND TO TAKE ACTION AGAINST THOSE WHO DO.

It is a violation of the fiduciary obligation owed to clients (and also a violation of the Federal Securities Laws) to use the knowledge you have about the trading activity or proposed trading activity in clients' accounts to trade in securities for your own benefit. The terms "trading ahead" or "front running" are used to describe the improper practice where an investment professional trades for his or her own account before trading on behalf of a client's account, knowing that the effect of the trading in the client's account will be to his or her personal benefit. It is also improper for an investment professional to place a trade order for his or her own account concurrently with or immediately following a trade on behalf of a client, knowing that the effect of the trading in a client's account may not yet have been fully absorbed by the market by the time the personal trade is completed.

The preclearance requirement and the blackout period are designed to prevent, detect and correct these improper practices.

        SECONDARY PURPOSE - TRADING ON THE BASIS OF "INSIDE INFORMATION"

THE SECONDARY PURPOSE OF THIS PERSONAL TRADING POLICY IS TO HELP VOYAGEUR PREVENT, DETECT AND TAKE ACTION AGAINST INSIDER TRADING IN THE VERY RARE CASES IN WHICH VOYAGEUR EMPLOYEES HAVE COME INTO POSSESSION OF INSIDE INFORMATION.

The Federal Securities Laws prohibit anyone from trading in securities when they are in possession of material, non-public information about the issuer of the securities. Material, non-public information is usually called "inside information" and trading of this type is called "insider trading".

Public companies are subject to detailed rules about how, when and to whom they may provide information about themselves and can be subject to SEC enforcement actions if those rules are

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violated. Voyageur is a member of the RBC Financial Group, which includes companies like Royal Bank of Canada, RBC Centura Bank, RBC Dain Rauscher and RBC Dominion Securities, all of which regularly come into possession of inside information about certain of their banking and investment banking clients. Each of these members of the RBC Financial Group is required to implement policies and procedures (known as "Chinese walls" or "firewalls") designed to ensure that inside information about their clients is not shared with anyone else, inside or outside of the RBC Financial Group. Because of the disclosure rules that apply to public companies and because Voyageur is a separate legal entity which is physically and operationally separate from other members of RBC Financial Group, Voyageur and its employees should very, very rarely come into possession of inside information.

HOWEVER, IF YOU BELIEVE YOU HAVE COME INTO POSSESSION OF INSIDE INFORMATION, YOU MUST IMMEDIATELY NOTIFY THE CHIEF COMPLIANCE OFFICER AND YOU CANNOT TRADE IN SECURITIES OF THE ISSUER ABOUT WHOM YOU THINK YOU HAVE INSIDE INFORMATION, FOR YOURSELF OR FOR CLIENTS. VOYAGEUR HAS ADOPTED A SEPARATE SET OF "GUIDELINES ON INSIDE INFORMATION AND INSIDER TRADING" WHICH CAN HELP YOU IDENTIFY WHETHER THE INFORMATION YOU HAVE RECEIVED WOULD BE CONSIDERED "INSIDE INFORMATION" AND WHAT TO DO WHEN YOU HAVE.


         2.   PERSONAL TRADING PROCEDURES

A.       DEFINITIONS

"COVERED PERSONS" - These rules and procedures govern the personal securities trading of all Voyageur employees, officers and directors, their spouses and members of their immediate families who share the same household. These persons are referred to as "Covered Persons".

"COVERED ACCOUNTS" - These rules and procedures apply to all securities and transactions in securities in any account in which any Covered Person has beneficial ownership. Beneficial ownership includes having any direct or indirect financial interest in any account - including an account with a financial institution or 401(k) plan or other employee benefit account - regardless of the name in which the account is held. Beneficial ownership also includes having any discretionary control over the purchase or sale of securities in any such account. These accounts are referred to as "Covered Accounts".

       EXCEPTIONS:

       INVESTMENT CLUBS - A COVERED PERSON MAY PARTICIPATE IN AN INVESTMENT CLUB ONLY IF THAT PARTICIPATION IS APPROVED IN ADVANCE BY THE COMPLIANCE DEPARTMENT. APPROVAL WILL BE GIVEN ONLY IF THE COVERED PERSON CAN DEMONSTRATE THAT NO POTENTIAL CONFLICT OF INTEREST WILL ARISE IF APPROVAL IS GRANTED.

       INVESTMENT CLUBS WILL GENERALLY BE SUBJECT TO THE REPORTING REQUIREMENTS SET OUT IN SUBSECTION (B), BELOW. INVESTMENT CLUBS WILL GENERALLY NOT BE SUBJECT TO THE PRE-CLEARANCE PROCEDURES SET OUT IN SUBSECTION (C), BELOW, IF THE COVERED PERSON CAN DEMONSTRATE THAT HE OR SHE DOES NOT CONTROL BUT ONLY CONTRIBUTES TO THE CLUB'S INVESTMENT DECISION-MAKING, EXCEPT THAT PROPOSED TRANSACTIONS IN SECURITIES OF ROYAL BANK OF CANADA MUST ALWAYS BE PRE-CLEARED. INVESTMENT CLUBS WILL BE SUBJECT TO THE PRE-CLEARANCE REQUIREMENT IF THE COVERED PERSON HAS SOLE CONTROL OVER THE CLUB'S INVESTMENT DECISIONS OR IF COVERED PERSONS MAKE UP 50% OR MORE OF THE MEMBERS OF THE CLUB.

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       THE COMPLIANCE DEPARTMENT WILL PERIODICALLY REVIEW INVESTMENT CLUB
       TRADING AND RESERVES THE RIGHT TO CANCEL APPROVAL OF PARTICIPATION IN THE CLUB OR TO SUBJECT THE CLUB'S TRADES TO PRE-CLEARANCE AND OTHER REQUIREMENTS.

       "NON-DISCRETIONARY ACCOUNTS" - THE TERM "NON-DISCRETIONARY ACCOUNT" REFERS TO A COVERED ACCOUNT OVER WHICH A COVERED PERSON HAS NO DIRECT OR INDIRECT INFLUENCE OR CONTROL. NON-DISCRETIONARY ACCOUNTS ARE SUBJECT TO THE REPORTING REQUIREMENTS UNDER SUBSECTION (B), BELOW, BUT ARE NOT GENERALLY SUBJECT TO THE PRE-CLEARANCE REQUIREMENTS OF SUBSECTION (C), BELOW.

       THE TREATMENT OF ANY ACCOUNT AS A NON-DISCRETIONARY ACCOUNT MUST BE APPROVED IN ADVANCE BY THE COMPLIANCE DEPARTMENT. THE APPROVAL MUST BE IN WRITING. BEFORE APPROVAL MAY BE GRANTED, THE ACCOUNT MUST MEET THE FOLLOWING REQUIREMENTS:

         o THE INVESTMENT DECISIONS FOR THE ACCOUNT MUST BE MADE BY AN INDEPENDENT FIDUCIARY (USUALLY A TRUSTEE OR ANOTHER INVESTMENT ADVISER) WHO IS AUTHORIZED BY A WRITTEN AGREEMENT TO MAKE ALL INVESTMENT DECISIONS AND WHO DOES NOT DISCUSS ANY SUCH INVESTMENT DECISIONS WITH THE COVERED PERSON. THE COVERED PERSON MUST PROVIDE A COPY OF THE WRITTEN AGREEMENT TO THE COMPLIANCE DEPARTMENT.

         o THE COVERED PERSON MUST CERTIFY IN WRITING THAT HE OR SHE HAS NOT DISCUSSED AND WILL NOT DISCUSS ANY INVESTMENT DECISIONS WITH THE INDEPENDENT FIDUCIARY, EITHER DIRECTLY OR INDIRECTLY.

       THE COMPLIANCE DEPARTMENT WILL PERIODICALLY REVIEW TRANSACTIONS IN NON-DISCRETIONARY ACCOUNTS FOR ABUSES AND CONFLICTS AND RESERVES THE RIGHT TO CANCEL APPROVAL OF ANY NON-DISCRETIONARY ACCOUNT OR TO SUBJECT TRADING IN THE ACCOUNT TO PRE-CLEARANCE AND OTHER REQUIREMENTS. NON-DISCRETIONARY ACCOUNTS MAY NOT BE USED TO EVADE OR UNDERMINE THESE RULES AND PROCEDURES.

       DIVIDEND REINVESTMENT PLANS AND OTHER REGULAR PERIODIC INVESTMENTS - EXEMPTIONS TO CERTAIN ASPECTS OF THESE RULES AND PROCEDURES ALSO MAY BE GRANTED FOR DIVIDEND REINVESTMENT PLANS (DRIPS), DIRECT STOCK PURCHASE PLANS (DSPS) AND OTHER PLANS FOR REGULAR, PERIODIC INVESTMENTS THAT DO NOT INVOLVE, ON A TRADE-BY-TRADE BASIS, THE EXERCISE OF DISCRETION OVER THE SELECTION OF SECURITIES OR TIMING OF THE INVESTMENTS.

       REQUESTS FOR APPROVAL OF SUCH EXEMPTIONS MAY BE SUBMITTED TO THE COMPLIANCE DEPARTMENT, WHICH WILL CONSIDER THEM ON A CASE-BY-CASE BASIS.

"COVERED INVESTMENTS" - These rules and procedures apply to all personal securities investments of Covered Persons, including investments in any options on securities. The term "securities" is broadly defined to include essentially all types of equity and debt investments, EXCEPT that these rules and procedures do not apply to investments in: U.S. government bonds, bankers' acceptances, bank certificates of deposit, commercial paper, high-quality short-term debt instruments, unit investment trusts or variable or fixed annuities (where no investment discretion is involved) or shares of registered open-end investment companies (mutual funds) other than the Tamarack Funds.

NOTE: FUTURES - ALTHOUGH FUTURES ARE NOT "SECURITIES", CERTAIN FUTURES INSTRUMENTS COULD BE USED IN CERTAIN INVESTMENT STRATEGIES FOR VOYAGEUR CLIENT ACCOUNTS. ACCORDINGLY, THEY ARE SUBJECT TO THE REPORTING REQUIREMENTS OF THESE RULES UNDER SECTION 3 BELOW. THE COMPLIANCE DEPARTMENT WILL PERIODICALLY REVIEW ANY FUTURES TRADING FOR ABUSES AND CONFLICTS AND RESERVES THE RIGHT TO SUBJECT SUCH TRADES TO PRE-CLEARANCE AND OTHER REQUIREMENTS.

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NOTE:  TAMARACK FUNDS - INVESTMENTS IN SHARES OF THE TARMARACK FUNDS ARE SUBJECT
       TO THE REPORTING REQUIREMENTS SET OUT IN SUBSECTION (B), BELOW, BUT ARE NOT SUBJECT TO THE PRE-CLEARANCE REQUIREMENTS SET OUT IN SUBSECTION (C).

B.       REPORTING REQUIREMENTS

UPON HIRING - Within ten (10) calendar days of the start of employment, each Covered Person must provide to the Compliance Department a list of all Covered Accounts and all Covered Investments held at the time of their hiring.

ANNUALLY - Each year all Covered Persons must provide updated lists of their Covered Accounts and Covered Investments held at the close of the calendar year. These lists must be provided by January 30th of the next calendar year. In addition, all Covered Persons will be required to sign a certificate of compliance each year, verifying that they have provided all required information to the Compliance Department and that they have complied with these rules and procedures.

FOR EACH TRADE - All Covered Persons must request that all broker-dealers, other than RBC Dain Rauscher, with which they have accounts send duplicate confirmations and statements on their securities transactions to the Compliance Department. Unless a specific exception is granted, photocopies of confirmations and statements provided by Covered Persons will not be acceptable. Upon the employee's request, the Compliance Department may send a standard letter to the broker-dealer in question, making a request on the employee's behalf. It remains the employee's responsibility, however, to ensure that the duplicate statements and confirmations are provided. Duplicate confirmations of transactions must be received by the Compliance Department within ten (10) calendar days of settlement of any transaction.

NOTE: PRIVATE TRANSACTIONS - WHEN NO BROKER-DEALER IS INVOLVED IN A TRANSACTION, THE EMPLOYEE SHALL PROVIDE OTHER EVIDENCE OF THE PURCHASE OR SALE THAT IS SATISFACTORY TO THE COMPLIANCE DEPARTMENT. THE DOCUMENTATION MUST EXPLAIN THE CIRCUMSTANCES SURROUNDING THE TRANSACTION, INCLUDING THE MANNER IN WHICH IT WAS EXECUTED, THE TITLE OF EACH SECURITY INVOLVED, THE QUANTITY OF EACH SECURITY PURCHASED OR SOLD, THE DATE OF THE TRANSACTION AND THE PRICE AT WHICH THE TRANSACTION WAS EXECUTED.

C.       PRE-CLEARANCE PROCEDURES

         i. A Covered Person may not engage in a personal securities transaction unless it has been pre-cleared by the Compliance Department. Requests for pre-clearance must be submitted on the attached pre-clearance form ("Request for Permission to Engage in Personal Securities Transaction"). This form may be obtained from the Compliance Department and also is available on the Network U drive, Common\Compliance\Forms\trade req. form.

         ii. Transactions must not be executed until pre-clearance has been given by the Compliance Department in writing.

         iii. Pre-clearance approval is effective until the close of trading on the trading day following the date of pre-clearance. The date of pre-clearance approval is indicated by

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                  the date of the e-mail of approval sent by the Compliance
                  Department to the Covered Person.

         iv. In determining whether pre-clearance for any transaction should be granted, the Compliance Department will review the transaction for compliance with these rules and procedures, as well as for any other indications of any conflict of interest or violation of law or policy.

D.                PRE-CLEARANCE RULES

         i. BLACKOUT PERIOD - Covered Persons may not purchase or sell a security during a period from 7 calendar days before through 7 calendar days after the date on which any portfolio managed by Voyageur purchases or sells the same security.

                  When a Covered Person submits a pre-clearance request, the Compliance Department will review records for trades in the same security. If there has been a transaction within the 7 calendar days prior to the pre-clearance request, the request will be denied.

                  The Covered Person is required to verify on the pre-clearance form that he or she has no knowledge of any intent on the part of anyone at Voyageur to engage in a transaction in the security for a client portfolio. When a request for pre-clearance is approved, the Compliance Department will monitor trading activity in client portfolios for 7 calendar days following the pre-clearance approval date. If there is a trade in a client's portfolio in the same security during that time, the Compliance Department will investigate and may require the Covered Person to submit a written explanation of the circumstances surrounding the transaction. If the Compliance Department is not satisfied that the Covered Person effected his or her trade without knowledge of the impending client transaction, the Covered Person may be required to reverse the trade and forfeit any resulting gains.

                  "DE MINIMIS" EXEMPTION - The "de minimis" exemption may apply to limit the application of the blackout period discussed above. Note: Trades covered by the "de minimis" exemption still must be pre-cleared by the Compliance Department and are subject to all other requirements of these rules and procedures.

                  The "de minimis" exemption may apply only if the following requirements are met:

                           o The transaction must be for the purchase or sale of 2,000 shares or fewer. In the case of options, the transaction must be for 20 or fewer contracts.

                           o The issuer of the securities must have a market capitalization of at least $1 billion. In the case of options, the underlying security must have a market capitalization of at least $1 billion. The Covered Person should provide written documentation evidencing the market capitalization when submitting the pre-clearance form.

                           o Permission may be granted to a Covered Person under the "de minimis" exemption for any particular security only once every thirty (30) days.

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                           o        The transaction must be free from any actual
                                    and/or apparent conflicts of interest. In particular, the "de minimis" exemption is not available to a Covered Person when a client portfolio for which the Covered
                                    Person is involved in investment decisions is purchasing or selling the same security within the blackout period.

                           o The permission granted under the "de minimis" exemption is valid for ten (10) calendar days from the date of pre-clearance approval. The date of pre-clearance approval is indicated by date of the e-mail of approval sent by the Compliance Department to the Covered Person.

         ii. SHORT-SWING TRADING - Covered Persons also are prohibited from profiting from any "opposite transaction" in the same or equivalent security within 60 calendar days of a purchase or sale. For purposes of this rule, a last-in, first-out ("LIFO") rule will be applied, matching any transaction with any opposite transaction within 60 days. This prohibition also applies to shares of the Tamarack Funds, other than the Tamarack money market funds. The Compliance Department may grant exceptions to this restriction in extraordinary circumstances. All such exceptions; however, must be approved in advance by the Compliance Department. The purchase and/or sale of option contracts may not be used to circumvent this restriction.

         iii. PRIVATE PLACEMENTS - Covered Persons may purchase privately placed securities, subject to advance review and approval by the Compliance Department. Requests for approval must be submitted on the attached Private Placement Pre-Approval Form. Approval will be granted only if the Covered Person can demonstrate that no current or potential conflict of interest will arise if she or he is permitted to purchase the security in question.

                  The "de minimis" exemption discussed above does not apply to purchases of privately placed securities. Employees who own privately placed securities, whether held at the start of employment or acquired during their employment, may at any time be required to halt any and all transactions involving those securities or even divest the securities if potential conflicts of interest should arise.

         iv. IPOS - Covered Persons are prohibited from purchasing securities in initial public offerings. In the event that a Covered Person holds securities in a company that has announced that it will engage in an IPO, he or she must bring the information about the impending IPO to the attention of the Compliance Department.

E.       SPECIAL RULES APPLICABLE TO TRADING OF ROYAL BANK OF CANADA SECURITIES

         i. Voyageur employees are prohibited from trading in securities of Royal Bank of Canada ("Royal Bank") (including the Royal Bank Common Stock Fund which is part of the RBC Dain Rauscher 401(k) plan) if they are in receipt of material, non-public information about Royal Bank or its direct or indirect subsidiaries. For more information on what constitutes "material, non-public information", please refer to the Voyageur "Policy on Inside Information and Insider Trading".

         ii. All Voyageur employees are prohibited from short selling Royal Bank securities. The only exception to this prohibition is for employees exercising options in conjunction with a sale of their shares under an employee compensation plan, provided that settlement of the options takes place within 10 days of the sale of the Royal Bank shares.

         iii. Certain Voyageur directors or senior officers may also be subject to Royal Bank trading windows. Please refer to the RBC Financial Group Personal Trading Policy for your additional obligations and consult the trading window calendar before each trade by visiting the RBC Group Risk Management Compliance website at:
                  http://www.rbc1.royalbank.com/english/riskmanagement/
                  compliance/calendar.asp.

         iv. Certain Voyageur directors and senior officers may be deemed insiders of Royal Bank for purposes of the BANK ACT (Canada) and are prohibited from trading puts or calls on Royal Bank securities.

         v. Pre-clearance is not required to commence the automatic purchase of shares of the Royal Bank Common Stock Fund through contributions into the RBC Dain Rauscher 401(k) plan or to increase or decrease the amount of contributions, but pre-clearance is required in respect of a sale of shares of the Royal Bank Common Stock Fund.

F.       EXTRAORDINARY EXEMPTIONS

         The Chief Compliance Officer may grant additional exemptions from the reporting obligations under section (b), above, or the preclearance requirement or preclearance rules of sections (c), (d) or (e), above, where extraordinary circumstances warrant and the Chief Compliance Officer is satisfied that to grant the exemption would not represent a breach of the Federal Securities Laws or a breach of Voyageur's fiduciary obligations to its clients.

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL SECURITIES TRANSACTION

(Transactions must NOT be executed until pre-clearance has been granted by the Compliance Department in writing.)


I hereby request permission to | | BUY | | SELL (CHECK ONE) the specified security in the company indicated below for my own account or other account in which I have a beneficial interest or legal title:


-------------------------                 --------------------------------------
DATE                                      NAME


----------------- ----------------------- -------------------- -----------------
    # OF SHARES       NAME OF SECURITY          SYMBOL               BROKER
----------------- ----------------------- -------------------- -----------------

----------------- ----------------------- -------------------- -----------------


I believe that the above listed transaction is not prohibited by the Code of Ethics or the Voyageur Statement of Policy and Procedures Designed to Detect and Prevent Insider Trading and to Govern Personal Securities Trading (found in the Voyageur Compliance Manual) to which I am subject.

To the best of my knowledge, this transaction is not potentially harmful to any accounts or portfolios* distributed, managed and/or serviced by Voyageur, given the size of the transaction compared to the existing market for such securities. Furthermore, to my knowledge, none of the accounts or portfolios* distributed, managed and/or serviced by Voyageur has purchased or sold the security listed above during the last seven days; and

To the best of my knowledge, the requested transaction will not result in a misuse of inside information or in any conflict of interest or impropriety with regard to any accounts or portfolios* distributed, managed and/or serviced by Voyageur.



Additionally:  (Please check any or all that apply)

| | To the best of my knowledge the security indicated above is not being considered for purchase or sale by any accounts or portfolios* distributed, managed and/or serviced by Voyageur.

| | The security indicated above will be | | acquired | | sold (check one) in a private placement or is not of an issuer publicly traded or registered with the SEC.

| | The proposed purchase of the above listed security, together with my current holdings, will result in my having a beneficial interest in more than 5% of the outstanding voting securities of the company. If this item is checked, state the beneficial interest you will have in the company's voting securities after this purchase. ____________________________________

| | I wish to effect the above transaction which complies with the de minimis exemption since the transaction involves 2,000 shares or less and the issuer has a market capitalization of at least $1 billion. I also hereby certify that I have not received permission for this de minimis exemption in the last 30 days with regard to the security indicated above.

I SHALL DIRECT MY BROKERAGE FIRM TO PROVIDE A COPY OF A CONFIRMATION OF THE REQUESTED TRANSACTION(S) TO THE COMPLIANCE DEPARTMENT WITHIN 10 DAYS OF THE TRANSACTION.


______________________________                           _______________________
SIGNATURE                                                TELEPHONE NUMBER


          PERMISSION IS EFFECTIVE ONLY ON THE DATE SHOWN BY THE LOG IN


*"ACCOUNTS OR PORTFOLIOS" ARE DEFINED AS ANY AND ALL INVESTMENT COMPANIES, PRIVATE ACCOUNTS AND ALL OTHER CLIENTS OF VOYAGEUR ASSET MANAGEMENT INC.


CONFIRMATION: NO TRANSACTION WITH RESPECT TO THE SECURITY INDICATED ABOVE IS KNOWN TO BE PENDING OR IN PROGRESS FOR ANY PORTFOLIO UNDER MANAGEMENT.


COMPLIANCE DEPARTMENT LOG IN               TRADING DEPARTMENT CONTACT PERSONS


                                           -------------------------------------
                                           Contact Person - Equity

                                           -------------------------------------
                                           Contact Person - Fixed Income



                                           COMPLIANCE REVIEW

COMPLIANCE: (FAX) 612.376.7005
                                           -------------------------------------

                                  (Signature)

                         VOYAGEUR ASSET MANAGEMENT INC.

                        INVESTMENT CLUB PRE-APPROVAL FORM


Date:
      ------------------------------

PERSONAL INFORMATION

Name:
      -----------------------------------------------------------------


Department:
             ----------------------------------------------------------


INVESTMENT CLUB(S) INFORMATION

Name of Investment Club(s):
                            ----------------------------------------------------


Principals of Investment Club(s):
                                  ----------------------------------------------


Person who did the trade: _____Self    ______Spouse    __________Other (explain)



Positions held:
                 ---------------------------------------------------------------


Are you on the Board of Directors?
                                   ---------------------------------------------


Are you on an investment decision-making committee?
                                                   -----------------------------


Are you involved in making security transactions recommendations?
                                                                 ---------------

Are you involved in subsidizing the Fund?
                                         ---------------------------------------

* I am fully aware I must continue to abide by Voyageur Compliance and Insider Trading Regulations.

I will direct _________ Club to send confirmations to the Compliance Department.


Signature                                            Date
          ----------------------------------             -----------------------


DEPARTMENTAL USE

Date Received:
                ----------------------------

cc: Compliance Manager

                         VOYAGEUR ASSET MANAGEMENT INC.

                      PRIVATE PLACEMENT PRE-APPROVAL FORM


Date:
       -------------------------------------

PERSONAL INFORMATION

Name:
       ----------------------------------------------------------------

Department:
             ----------------------------------------------------------

PRIVATE PLACEMENT INFORMATION

Date of Investment:                         Initial Investment:
                    ------------------------                     ---------------

Additional Investment(s):
                           -----------------------------------------------------

Private Placement (Company) Name:
                                   ---------------------------------------------

Type of Company:                            Industry:
                --------------------------           ---------------------------

Percentage Owned:                           Relationship to Company:
                   -----------------------                          ------------

Is there any known relationship between the Company and Voyageur?
                                                                 ---------------

If so, please describe the relationship.
                                        ----------------------------------------

Are/will you be a member of the Board of Directors? ______ If so, position held:

----------

Senior Officers of Company:
                             ---------------------------------------------------

How did you learn of the opportunity?
                                      ------------------------------------------

Additional Information:
                         -------------------------------------------------------

________________________________________________________________________________



* I AM FULLY AWARE I MUST CONTINUE TO ABIDE BY VOYAGEUR'S COMPLIANCE AND INSIDER TRADING REGULATIONS. TO MY KNOWLEDGE, I WILL NOT BE VIOLATING ANY
FEDERAL/STATE/FIRM RULES OR REGULATIONS AND IF CIRCUMSTANCES CHANGE I WILL NOTIFY THE COMPLIANCE DEPARTMENT.


* I will notify the Compliance Department as I learn of the company going public or of any imminent public offering by the company.

Signature                                               Date
         -----------------------------                      --------------------

DEPARTMENTAL USE

Date Received:
                ----------------------------
cc: Compliance Manager

III.     INSIDER TRADING POLICIES AND PERSONAL SECURITIES TRADING

B.       TRANSACTION REQUIREMENT MATRIX

The following chart contains many of the common investment instruments, though it is NOT all-inclusive.

                                             PRECLEARANCE         CONFIRMATION
TRANSACTION                                    REQUIRED?            REQUIRED?

MUTUAL
     Mutual Funds (open-ended)                   No                   No
     Tamarack Mutual Funds (open-ended)          No                   Yes
     Mutual Fund (closed-end)                    Yes                  Yes
     Unit Trusts                                 No                   Yes
     Variable & Fixed Annuities                  No                   No

EQUITIES
     Royal Bank                                  Yes                  Yes
     Common Stocks                               Yes                  Yes
     ADRs                                        Yes                  Yes
     DRIPS                                       No                   Yes
     Stock Splits                                No                   Yes
     Rights and Warrants (exercised)             Yes                  Yes
     Preferred Stock                             Yes                  Yes
     IPOs                                        PROHIBITED           PROHIBITED

OPTIONS (Stock)                                  Yes                  Yes

FUTURES
     Currency                                    No                   Yes
     Commodity                                   No                   Yes
     S&P                                         No                   Yes

FIXED INCOME
     US Treasury                                 No                   No
     CDs                                         No                   No
     Money Market                                No                   No

BONDS
     US Government                               No                   No
     Corporate                                   Yes                  Yes
     Convertibles (converted)                    Yes                  Yes
     Municipal                                   Yes                  Yes

PRIVATE PLACEMENTS                               Yes                  Yes

LIMITED PARTNERSHIPS                             Yes                  Yes

                                       19